Exhibit 99.1

CSX Announces Senior Leadership Changes

JACKSONVILLE, Fla. – June 7, 2021 - CSX Corp. (NASDAQ: CSX) today announced the appointments of Mark K. Wallace as executive vice president of CSX, Kevin S. Boone as executive vice president of sales and marketing, and Sean R. Pelkey as vice president and acting chief financial officer.

In his new role, Mr. Wallace will focus on special projects and initiatives supporting the president and chief executive officer. Mr. Wallace continues to receive treatments for cancer but remains committed to helping deliver on the company’s strategic growth initiatives.

James M. Foote, president and chief executive officer said: “These appointments demonstrate the depth of CSX’s leadership and place us in a position of strength. Kevin’s proven track record of implementing and executing successful strategic initiatives will provide strong direction to CSX’s sales and marketing team as we focus on capturing sustainable and profitable growth. Sean’s broad experience at CSX, as well as his deep knowledge of our industry, will continue to strengthen our financial performance and shareholder value.”

Kevin S. Boone, executive vice president of sales and marketing said: “I am honored to have the opportunity to lead CSX’s growth initiatives and build upon the strong foundation Mark has established. CSX has never been in a better position to drive growth as we leverage industry-leading service and deliver new innovative solutions to our customers.”

Mr. Boone, who most recently served as executive vice president and chief financial officer, joined the Company in September 2017 as a vice president responsible for investor relations. He then was appointed vice president of marketing and strategy to lead research and data analysis to advance growth strategies. Mr. Boone has over 18 years of experience in finance, mergers and acquisitions, and accounting, primarily focused on the transportation and industrial sectors. He earned a bachelor’s degree in accounting from the University of Florida and a master’s degree in business administration from the University of North Carolina at Chapel Hill’s Kenan-Flagler Business School.

Mr. Pelkey joined CSX in 2005, and most recently served as vice president, finance and treasury. Pelkey has over 16 years of experience in finance and capital management, and previously served as assistant vice president, capital markets and investor relations. He holds a master’s degree in business administration from the University of Florida and a bachelor’s degree in sociology from Boston University.

About CSX

CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For nearly 200 years, CSX has played a critical role in the nation’s economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation’s population resides. It also links more than 230 short-line railroads and more than 70 ocean, river and lake ports with major population centers and farming towns alike.

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward- looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

Contact:

Bill Slater, Investor Relations

904-359-1334

Bryan Tucker, Corporate Communications

855-955-6397

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